                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K



                                 Current Report

                     Pursuant to Section 13 or 15 (d) of the

                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): June 28, 1996
                                                           -------------



                              DUCOMMUN INCORPORATED
       ------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                     0-1222                    95-0693330
- --------------------------------------------------------------------------------
(State of Incorporation)      (Commission File No.)     (IRS Identification No.)



        23301 South Wilmington Avenue, Carson, California      90745
        ------------------------------------------------------------
        (Address of principal executive offices)          (Zip code)



                                 (310) 513-7200
      ---------------------------------------------------------------------
              (Registrant's telephone number, including area code)



                                       N/A
      ---------------------------------------------------------------------
           (Former name, former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets

           On June 28, 1996 (the "Closing Date"), a newly formed, wholly owned subsidiary (the "Subsidiary") of Ducommun Incorporated ("Ducommun"), acquired substantially all of the assets and assumed certain liabilities of MechTronics of Arizona, Inc. ("MechTronics"), pursuant to an Asset Purchase and Sale Agreement dated as of June 21, 1996 (the "Agreement") by and among Ducommun, as buyer, and MechTronics, as seller, Michael J. DeMuro, an individual, and the Michael DeMuro and Geraldine DeMuro Family Trust U/A/D July 18, 1979. MechTronics is one of the United States' leading manufacturers of high quality and high reliability mechanical and electromechanical enclosure products for the defense electronics, commercial aviation and communications markets. The assets acquired by the Subsidiary include MechTronics' fixed assets, accounts receivable, inventory, patents, rights under agreements, and certain other assets of MechTronics. Ducommun does not intend to move the business. The assets of MechTronics are intended to be used in substantially the same manner as such assets were used prior to the acquisition. The liabilities assumed by the Subsidiary include MechTronics' trade payables, accrued liabilities and obligations under certain agreements of MechTronics.

           The purchase price was determined primarily by reference to the tangible net worth of MechTronics as of the Closing Date and the future earnings potential of the business of MechTronics. The purchase price for MechTronics was approximately $8,750,000, subject to adjustment based upon MechTronics' tangible net worth as of the Closing Date determined in accordance with generally accepted accounting principles. The purchase price was or will be paid as follows: (a) $8,000,000 in cash at the closing, and (b) $750,000 in a promissory note with a term of 3 years, bearing interest at the rate of 7% per annum. In addition, following the acquisition, MechTronics is entitled to earn-out payments in respect of the period from the Closing Date to December 31, 1996, and each of the calendar years ending December 31, 1997, 1998, and 1999, based on the future financial performance of the business of MechTronics. The total possible earn-out payments are limited to a maximum of $750,000. The source of funds for the acquisition of MechTronics is and will be Ducommun's working capital and borrowings under Ducommun's credit agreement with Bank of America.

           The foregoing is a general description of the acquisition and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)      Financial statements of business acquired.

           Attached as Exhibit 99.2 are the audited financial statements of MechTronics of Arizona, Inc. for the twelve months ended September 30, 1995.

           Attached as Exhibit 99.3 are the audited financial statements of MechTronics of Arizona, Inc. for the six months ended March 31, 1996.

  (b)      Pro forma financial information.

           Attached as Exhibit 99.4 is unaudited pro forma financial information for Ducommun Incorporated and MechTronics of Arizona Inc. for the year ended December 31, 1995 and the three months ended March 30, 1996.

  (c)      Exhibits.

           99.1. Asset Purchase and Sale Agreement (dated as of June 21, 1996) by and among Ducommun Incorporated, as Buyer, and MechTronics of Arizona, Inc., as Seller, Michael J. DeMuro, an individual, and the Michael DeMuro and Geraldine DeMuro Family Trust U/A/D July 18, 1979.

           99.2. Report of Independent Accountants and Financial Statements of MechTronics of Arizona, Inc. for the twelve months ended September 30, 1995.

           99.3. Report of Independent Accountants and Financial Statements of MechTronics of Arizona, Inc. for the six months ended March 31, 1996.

           99.4. Unaudited Pro Forma Financial Information of Ducommun Incorporated and MechTronics of Arizona, Inc. for the year ended December 31, 1995 and the three months ended March 30, 1996.

                                   SIGNATURES



           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DUCOMMUN INCORPORATED
                                        ---------------------
                                            (Registrant)




                                By:  /s/ Joseph C. Berenato
                                     -------------------------------------------
                                     Joseph C. Berenato
                                     President and Chief Operating Officer
                                     (Duly Authorized Officer of the Registrant)



Date:  July 12, 1996